Old Point Releases First Quarter 2016 Results

	Net interest margin improves to 3.62%
	Net interest income after provision increases $160 thousand
	Quarterly net income exceeded $1.0 million

April 26, 2016 Hampton, VA          Old Point Financial Corporation (NASDAQ "OPOF") reported net income of $1.0 million, or $0.21 per diluted share, for the three months ended March 31, 2016, compared to net income of $1.2 million, or $0.24 per diluted share, for the three months ended March 31, 2015. Higher net interest income after the provision and higher noninterest income were offset by higher noninterest expense.

Assets as of March 31, 2016 were $856.8 million, a decrease of $39.9 million from December 31, 2015, due primarily to a strategic decision to prepay a $25 million advance from the Federal Home Loan Bank (FHLB), which would have matured in June of 2016. Although this required Old Point to pay a fee of $391 thousand, the prepayment will save $456 thousand in interest expense during 2016, for a net increase to pre-tax income of $65 thousand. The full benefit of this prepayment will be realized in the second quarter of 2016 but has already contributed positively to Old Point's net interest margin, which increased from 3.58% in the first quarter of 2015 to 3.62% in the first quarter of 2016.

Loan growth continued in 2016, with net loans increasing $4.9 million in the first quarter. With the payoff of the FHLB advance and continued loan growth, Old Point is working to reduce excess liquidity to improve profitability in future quarters. The resulting decrease in assets led to a reduction in interest income of $139 thousand, but also allowed Old Point to reduce its funding liabilities and thus reduce interest expense by $174 thousand, leading to a $35 thousand increase in net interest income. Combined with the $125 thousand reduction in the provision, net interest income after the provision increased $160 thousand when comparing the first quarter of 2016 to the first quarter of 2015.

Noninterest expense was $804 thousand higher when comparing the first quarters of 2016 and 2015 and was significantly impacted by the $391 thousand fee assessed on the prepayment of the FHLB advance. To offset this fee, and to offset certain losses incurred to liquidate properties held in other real estate owned, Old Point sold a portion of its securities portfolio for a gain of $509 thousand, which is included in noninterest income on the income statement. The securities portfolio was restructured in the first quarter of 2016 to better position Old Point for future rate changes, and the sale of these securities was analyzed as part of that restructure to ensure a minimal impact on future earnings. Noninterest expense was also impacted by increases in legal and audit expenses and other outside service fees, and a modest increase in salaries and employee benefits.

For information about our commitment to the community, pick up a copy of Old Point's Community Engagement Report in any of our branches or request a PDF via email (lwright@oldpoint.com). For information about upcoming initiatives, please visit our website (www.oldpoint.com), our Facebook page (www.facebook.com/oldpoint), or join us on Twitter (www.twitter.com/opnb).

Other items of note:
Non-Performing Assets (NPAs) increased from $10.7 million as of December 31, 2015 to $11.8 million as of March 31, 2016. NPAs do not include restructured loans that are performing in accordance with their modified terms. Loans past due 90 days or more but still accruing interest, a component of NPAs, totaled $3.1 million as of March 31, 2016, of which $2.9 million were student loans that are 97-98% guaranteed by the U.S. Government. Old Point expects to experience minimal losses on these government-guaranteed loans. At December 31, 2015, government-guaranteed student loans 90 days or more past due but still accruing interest totaled $3.1 million.
Allowance for Loan and Lease Losses (ALLL) was 1.36% of total loans as of both March 31, 2016 and December 31, 2015.
Net loans charged off as a percent of total loans (annualized) were 0.06% for the three months ended March 31, 2016, compared to a net recovery in 2015. This increase in net charge-offs was partially due to unusually high loan recoveries received during 2015.
Net interest margin (NIM) was 3.62% for the three months ended March 31, 2016, compared to 3.58% for the three months ended March 31, 2015.

Safe Harbor Statement Regarding Forward-Looking Statements. Statements in this press release which express "belief," "intention," "expectation," and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of the loan or investment portfolios; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; reliance on third parties for key services; the real estate market; Old Point's expansion initiatives; accounting principles, policies and guidelines; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2015. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Erin Black, Vice President/Marketing Director, Old Point National Bank at 757- 251-2792.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	March 31,	December 31,
(dollars in thousands, except per share data)	2016	2015
	(unaudited)
Assets

Cash and due from banks	$12,278	$33,514
Interest-bearing due from banks	344	1,064
Federal funds sold	638	2,412
Cash and cash equivalents	13,260	36,990
Securities available-for-sale, at fair value	194,454	214,192
Restricted securities	970	2,016
Loans, net of allowance for loan losses of $7,802 and $7,738	565,673	560,737
Premises and equipment, net	40,996	41,282
Bank-owned life insurance	24,626	24,411
Other real estate owned, net of valuation allowance of $2,209 and $2,549	2,243	2,741
Other assets	14,625	14,418
Total assets	$856,847	$896,787

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$205,165	$215,090
Savings deposits	311,422	321,370
Time deposits	208,091	210,011
Total deposits	724,678	746,471
Overnight repurchase agreements	31,778	25,950
Federal Home Loan Bank advances	0	25,000
Accrued expenses and other liabilities	6,174	6,190
Total liabilities	762,631	803,611

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized;
4,959,009 shares issued and outstanding	24,795	24,795
Additional paid-in capital	16,392	16,392
Retained earnings	55,676	55,151
Accumulated other comprehensive loss, net	(2,647)	(3,162)
Total stockholders' equity	94,216	93,176
Total liabilities and stockholders' equity	$856,847	$896,787

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Income
(dollars in thousands, except per share data)	Three Months Ended
	March 31,
	2016	2015
	(unaudited)
Interest and Dividend Income:
Interest and fees on loans	$6,413	$6,355
Interest on due from banks	4	7
Interest on federal funds sold	1	0
Interest on securities:
Taxable	548	686
Tax-exempt	384	423
Dividends and interest on all other securities	15	33
Total interest and dividend income	7,365	7,504

Interest Expense:
Interest on savings deposits	55	52
Interest on time deposits	517	528
Interest on federal funds purchased, securities sold under
agreements to repurchase and other borrowings	6	8
Interest on Federal Home Loan Bank advances	141	305
Total interest expense	719	893
Net interest income	6,646	6,611
Provision for loan losses	150	275
Net interest income after provision for loan losses	6,496	6,336

Noninterest Income:
Income from fiduciary activities	901	980
Service charges on deposit accounts	975	982
Other service charges, commissions and fees	1,018	1,005
Income from bank-owned life insurance	215	221
Gain on sale of available-for-sale securities, net	509	0
Other operating income	47	89
Total noninterest income	3,665	3,277

Noninterest Expense:
Salaries and employee benefits	5,154	5,049
Occupancy and equipment	1,358	1,327
Data processing	422	358
FDIC insurance	165	147
Customer development	150	154
Legal and audit expenses	202	114
Other outside service fees	183	114
Employee professional development	148	131
Capital stock tax	135	114
ATM and check losses	87	137
Prepayment fee on Federal Home Loan Bank advance	391	0
Loss on write-down/sale of other real estate owned	99	69
Other operating expenses	597	573
Total noninterest expense	9,091	8,287
Income before income taxes	1,070	1,326
Income tax expense	49	121
Net income	$1,021	$1,205

Basic Earnings per Share:
Average shares outstanding	4,959,009	4,959,009
Net income per share of common stock	$0.21	$0.24

Diluted Earnings per Share:
Average shares outstanding	4,959,009	4,959,009
Net income per share of common stock	$0.21	$0.24

Cash Dividends Declared per Share:	$0.10	$0.08

Old Point Financial Corporation and Subsidiaries
Selected Ratios	March 31,	December 31,	March 31,
	2016	2015	2015
Net Interest Margin Year-to-Date	3.62%	3.56%	3.58%
NPAs/Total Assets	1.38%	1.19%	1.27%
Annualized Net Charge Offs/Total Loans	0.06%	0.06%	-0.04%
Allowance for Loan Losses/Total Loans	1.36%	1.36%	1.33%

Non-Performing Assets (NPAs) (in thousands)
Nonaccrual Loans	$6,456	$4,582	$4,778
Loans > 90 days past due, but still accruing interest	3,092	3,356	1,392
Non-Performing Restructured Loans	0	0	0
Other real estate owned	2,243	2,741	5,085
Total Non-Performing Assets	$11,791	$10,679	$11,255

Other Selected Numbers (in thousands)
Loans Charged Off Year-to-Date, net of recoveries	$86	$362	$(61)
Year-to-Date Average Loans	$570,344	$563,534	$541,782
Year-to-Date Average Assets	$863,515	$884,386	$876,348
Year-to-Date Average Earning Assets	$759,463	$775,987	$767,219
Year-to-Date Average Deposits	$725,517	$730,046	$718,488
Year-to-Date Average Equity	$94,470	$90,433	$89,454